Exhibit 2.k.3

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT
Dated as of August 22, 2012
among
AMERICAN CAPITAL, LTD.,
CERTAIN OF ITS SUBSIDIARIES PARTIES HERETO,
JPMORGAN CHASE BANK, N.A.,
as Revolver Representative
JPMORGAN CHASE BANK, N.A.,
as Term Loan Representative
and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

#4846-4614-8112

TABLE OF CONTENTS

PREAMBLE        1

SECTION 1. DEFINED TERMS1

1.1Definitions    1

SECTION 2. ACCELERATION OF SECURED OBLIGATIONS10

2.1Notices of Acceleration.    10
2.2General Authority of the Collateral Agent over the Collateral    11
2.3Right to Initiate Judicial Proceedings    12
2.4Right to Appoint a Receiver    12
2.5Exercise of Powers; Instructions of the Applicable Directing Parties.    13
2.6Remedies Not Exclusive.    13
2.7Waiver and Estoppel.    14
2.8Limitation on Collateral Agent’s Duty in Respect of Collateral    15
2.9Limitation by Law    15
2.10Rights of Secured Parties under Secured Instruments    15
2.11Collateral Use Prior to Acceleration.    15
2.12Remedies Generally    16
2.13Non-Cash Proceeds    17

SECTION 3. COLLATERAL ACCOUNT; DISTRIBUTIONS18

3.1The Collateral Account    18
3.2Control of Collateral Account    18
3.3Investment of Funds Deposited in Collateral Account    18
3.4Identification of Proceeds    18
3.5Application of Proceeds of Collateral.    19
3.6Amounts Held for Contingent Secured Obligations    23
3.7Collateral Agent’s Calculations    23
3.8Pro Rata Sharing    23
3.9Collateral Account Information and Access    24

SECTION 4. AGREEMENTS WITH COLLATERAL AGENT24

4.1Delivery of Secured Instruments    24
4.2Information as to Secured Parties and Primary Holder Representatives    24
4.3Compensation and Expenses    25
4.4Stamp and Other Similar Taxes    25
4.5Filing Fees, Excise Taxes, Etc    25
4.6Indemnification    26
4.7Collateral Agent’s Lien; Set Off Rights    26
4.8Further Assurances    26

SECTION 5. THE COLLATERAL AGENT27

5.1Appointment    27
5.2Reliance by Collateral Agent    28
5.3Rights as a Secured Party    28
5.4Indemnification    28
5.5Non‑Reliance on Collateral Agent and Other Secured Parties    29
5.6Failure to Act    29
5.7Resignation of Collateral Agent    29
5.8Agents and Attorneys-in-Fact    30

5.9Co-Collateral Agent; Separate Collateral Agent.    30
5.10Treatment of Payee or Indorsee by Collateral Agent; Representatives of Secured Parties    32

SECTION 6. MISCELLANEOUS32

6.1Notices    32
6.2No Waivers    32
6.3Amendments, Supplements and Waivers.    33
6.4Holders of Hedging Obligations    34
6.5Headings    35
6.6Severability    35
6.7Successors and Assigns; Third Party Beneficiaries.    35
6.8Currency Conversions    35
6.9Acknowledgements    35
6.10Governing Law    36
6.11Counterparts    36
6.12Termination and Release.    36
6.13New Grantors    39
6.14Inspection by Regulatory Agencies    39
6.15Confidentiality    39
6.16Submission to Jurisdiction; Waivers    40
6.17WAIVERS OF JURY TRIAL    40
6.18Primary Holder Representatives’ Rights and Protections    40

SECTION 7. DESIGNATION OF SECURED OBLIGATIONS41

7.1Designations of Secured Obligations    41
7.2Designation of Refinancing Debt and Designated Indebtedness    41
7.3Termination of Designation    41

SECTION 8. PROVISIONS RELATING TO SECURED OBLIGATIONS42

8.1Controlling Agreement    42
8.2Incorrect Distribution    42
8.3Return of Monies    42
8.4Parties Having Other Relationships    42
8.5Waivers of Rights    42
8.6Permitted Exercise of other Rights    43
8.7Amendment and Modification of Secured Instruments    43
8.8Secured Obligations Unconditional    44

Exhibits:

A    Form of Notice of Acceleration
B    Form of Joinder Agreement
C    Form of Notice of Designation

This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of August 22, 2012 (this “Agreement”), among American Capital, Ltd., a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time parties hereto (the “Subsidiary Guarantors”, and together with the Company, the “Grantors”), JPMorgan Chase Bank, N.A., as Revolver Representative, JPMorgan Chase Bank, N.A., as Term Loan Representative and JPMorgan Chase Bank, N.A., as Collateral Agent (the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Grantors have, pursuant to the terms of the Security Documents (such term and certain other capitalized terms used hereinafter being defined in Section 1.1), granted to the Collateral Agent, for the benefit of the Secured Parties, security interests in the Collateral to secure the Secured Obligations as provided therein, and
WHEREAS, the Grantors and each Primary Holder Representative acting on behalf of the holders of the Primary Secured Obligations for which it is a representative intend that the Collateral Agent act as the Collateral Agent for the holders of the Secured Obligations pursuant to the terms of this Agreement to receive, hold, maintain, administer and distribute the Collateral and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Agent with respect thereto or thereunder,
NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements set forth herein, the parties agree as follows:
SECTION 1
DEFINED TERMS
1.1    Definitions

(a)Unless otherwise defined herein, terms defined in the Effective Date Credit Agreements and the Security Agreement and used herein shall have the meanings given to them in the Effective Date Credit Agreements and the Security Agreement, as applicable.

(b)The following terms shall have the respective meanings set forth below:

“Agreement” shall mean this Collateral Agency and Intercreditor Agreement.
“Applicable Directing Parties” shall mean:
(a) in the case of matters relating to the exercise of rights or remedies (including the taking or refraining from taking of any action) against or in respect of the Revolver First Priority Collateral or the enforcement of the Security Documents in respect thereof (including a credit bid in a foreclosure sale), the Revolver Representative;
(b) in the case of matters relating to the exercise of rights or remedies (including the taking or refraining from taking of any action) against or in respect of the Revolver Representative's Proportionate Share of any Divisible Shared Collateral or the enforcement of the Security Documents in respect thereof (including a credit bid in a foreclosure sale), the Revolver Representative;

(c) in the case of matters relating to the exercise of rights or remedies (including the taking or refraining from taking of any action) against or in respect of the Term Loan First Priority Collateral or the enforcement of the Security Documents in respect thereof (including a credit bid in a foreclosure sale), the Term Loan Representative;
(d) in the case of matters relating to the exercise of rights or remedies (including the taking or refraining from taking of any action) against or in respect of the Term Loan Representative's Proportionate Share of any Divisible Shared Collateral or the enforcement of the Security Documents in respect thereof (including a credit bid in a foreclosure sale), the Term Loan Representative;
(e) in the case of matters relating to the exercise of rights or remedies (including the taking or refraining from taking of any action) against or in respect of the Shared Collateral (other than the Divisible Shared Collateral), the Instructing Secured Parties;
(f) in the case of matters relating to requests by the Secured Parties to the Grantors to grant or perfect Liens on Collateral as required by any Secured Instrument, or to request additional information, any Holder Representative;
(g) in the case of matters relating to the release of any Collateral (except as otherwise provided herein), each Holder Representative;
(h) in the case of matters relating to the removal, replacement or designation of the Collateral Agent or any co-agent or separate agent or trustee, each Primary Holder Representative; and
(i) in the case of matters relating to the amendment, modification or waiver of this Agreement or any Security Document, or the grant of any forbearance thereunder, each Holder Representative.
“Bankruptcy Law” shall mean each of the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Class” shall mean, as the context may require, the Revolver Class or the Term Loan Class. “Class” also means the Revolver Related Obligations or the Term Loan Related Obligations, as the context may require.
“Collateral” shall mean, collectively, all assets in which the Collateral Agent is granted a security interest pursuant to this Agreement or any other Security Document; provided that Collateral shall at any time exclude any Excluded Assets.

“Collateral Account” shall have the meaning assigned in Section 3.1.
“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent pursuant to the terms of this Agreement, and any successor collateral agent appointed thereunder.
“Collateral Agent Fees” shall mean all fees, costs and expenses of, and all outstanding indemnity obligations to the Collateral Agent of the types described or otherwise specified in Sections 4.3, 4.4, 4.5 and 4.6 and in the other Security Documents.
“Collateral Enforcement Action” shall mean, with respect to any Secured Party, for such Secured Party, to exercise, seek to exercise, join any Person in exercising or to institute or to maintain or to participate in any action or proceeding with respect to, any rights or remedies with respect to any Collateral, including (i) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Secured Instrument, Security Document or otherwise, (ii) exercising any right of set-off with respect to any Grantor with respect to the Secured Obligations, or (iii) exercising any other right or remedy under the UCC of any applicable jurisdiction or under any Bankruptcy Law or other applicable law.
“Credit Agreements” means, collectively, the Revolving Credit Agreement and the Term Loan Credit Agreement.
“Designated Indebtedness” means any Secured Longer-Term Indebtedness under and as defined in the Revolving Credit Agreement that has been designated by the Company at the time of the incurrence thereof as “Designated Indebtedness” for purposes of this Agreement in accordance with the requirements of Section 7.2 of this Agreement.
“Designated Indebtedness Documents” means, in respect of any Designated Indebtedness, all documents or instruments pursuant to which such Designated Indebtedness shall be incurred or otherwise governing the terms or conditions thereof.
“Designated Indebtedness Holders”: in respect of any Designated Indebtedness, the Persons from time to time holding such Designated Indebtedness.

“Designated Indebtedness Joinder Agreement”: has the meaning specified in Section 7.2 of this Agreement.

“Designated Indebtedness Obligations” means, collectively, in respect of any Designated Indebtedness, all obligations of the Company to any Designated Indebtedness Holder or Financing Agent under the Designated Indebtedness Documents relating to such Designated Indebtedness, including in each case in respect of the principal of and interest on the notes or other instruments issued thereunder, all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to any Designated Indebtedness Holder or any Financing Agent or any of them under such Designated Indebtedness Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to any of the Grantors, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Distribution Date” means, at anytime a Notice of Acceleration is in effect, the first Business Day of each calendar month.
“Divisible Shared Collateral” means, at any time, all Shared Collateral consisting of the Company's investment in American Capital, LLC and Cash.
“Effective Date” shall mean August 22, 2012.
“Effective Date Credit Agreement” shall mean each Credit Agreement as in effect on the Effective Date, without giving effect to any amendment, supplement, restatement or other modification.
“Excluded Assets” shall have the meaning assigned in the Security Agreement.
“Extensions of Credit” shall mean, with respect to any holder of Secured Obligations as of any date, the aggregate outstanding principal amount of all loans or notes, the sum of the undrawn stated face amount of and reimbursement obligations with respect to letters of credit, in each case under the applicable Secured Instrument held by such holder then outstanding, or, with respect to any hedging agreements, the outstanding Hedging Obligations with respect thereto.
“Financing Agent” means, in respect of any Designated Indebtedness, any trustee or agent for the holders of such Designated Indebtedness.
“Grantors” shall have the meaning assigned in the preamble hereto.
“Hedging Obligations” means, collectively, Revolver Hedging Obligations and Term Loan Hedging Obligations.
“Holder Representatives” means, collectively, the Revolver Representative and the Term Loan Representative, and following the delivery of a Notice of Designation with respect to any Designated Indebtedness, the applicable Financing Agent.
“Indebtedness” shall mean, of any Person at any date, all indebtedness of such Person for borrowed money including, without limitation, contingent and matured obligations in respect of letters of credit.
“Indemnified Parties” shall have the meaning assigned in Section 4.6.
“Insolvency Proceeding” shall mean each of the following, in each case with respect to the Company or any other Grantor: (a) (i) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, (ii) any case or proceeding seeking receivership, liquidation, reorganization, winding up or other similar case or proceeding, (iii) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt and (iv) any case or proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official and (b) any general assignment for the benefit of creditors.

“Instructing Secured Parties” shall mean, on any date, Secured Parties holding more than 50% of the sum of the aggregate Outstanding Amount under the Primary Secured Instruments on such date.
“Interest Proceeds” means all payments of interest or dividends received by any Grantor in respect of any Portfolio Investments or Cash Equivalents, all payments of fees and other similar amounts received by any Grantor (including commitment fees, facility fees, late payment fees, amendment fees and waiver fees, but excluding syndication or other up-front fees) and all amounts received by any Grantor under hedge agreements (other than termination payments or payments upon notional reductions).
“Lender” shall mean any Lender (as defined in either Credit Agreement).
“Majority Class Holders” shall mean, on any date, each of the following: (i) Revolving Class members holding more than 50% of the aggregate Outstanding Amount (and, if no Notice of Acceleration is in effect with respect thereto, unfunded commitments) under the Revolving Credit Documents and (ii) Term Loan Class members holding more than 50% of the aggregate Outstanding Amount under the Term Loan Credit Agreement.
“Notice Effective Time” shall mean, with respect to a Notice of Acceleration or a Notice of Cancellation, as the case may be, the time of the Collateral Agent's delivery of a written acknowledgement of its receipt of such Notice of Acceleration, Notice of Cancellation or notice of an Event of Default under either Credit Agreement (or the corresponding provision of any agreement executed in connection with a Refinancing thereof) with respect to the Company has occurred and is continuing, to the Primary Holder Representative delivering such Notice of Acceleration, Notice of Cancellation or notice of such Event of Default, as the case may be, which written acknowledgement shall be delivered by the Collateral Agent no later than the second Business Day after the Business Day on which such Notice of Acceleration, Notice of Cancellation or notice of such Event of Default containing the information required hereby is received at the address of the Collateral Agent specified for notices in this Agreement.
“Notice of Acceleration” shall mean a written notice delivered to the Collateral Agent by a Primary Holder Representative in respect of the Secured Obligations for which such Primary Holder Representative acts, stating that (a) the Secured Obligations for which such Primary Holder Representative acts as a representative have not been paid in full at the stated final maturity thereof and any applicable grace period has expired or (b) an Event of Default has occurred under and as defined in the provisions of the Secured Instruments for which such Primary Holder Representative acts as a representative and, as a result thereof, the related Secured Obligations outstanding under such Secured Instruments have become (or have been declared to be) due and payable in accordance with the terms of such Secured Instruments and have not been paid in full or, in the case of any reimbursement obligation in respect of an outstanding letter of credit or letter of guarantee outstanding under such Secured Instrument, that the requirement for immediate cash collateralization under such Secured Instrument has not been satisfied. Each Notice of Acceleration shall be in substantially the form and substance of Exhibit A.

“Notice of Cancellation” shall have the meaning assigned in Section 2.1(c).
“Notice of Designation” shall have the meaning assigned in Section 7.2.
“Outstanding Amount” shall mean (a) with respect to Indebtedness, the aggregate outstanding principal amount thereof determined in accordance with the applicable Secured Instrument, (b) with respect to banker's acceptances, letters of credit or letters of guarantee, if any, the aggregate undrawn, unexpired face amount thereof plus the aggregate unreimbursed drawn amount thereof and (c) with respect to any Hedging Obligation, at any time, the aggregate amount of the Company's or such Subsidiary's termination liability thereunder, calculated assuming that a termination event has occurred thereunder at such time.
“paid in full” or “payment in full” or “pay such amounts in full” shall mean, with respect to any Secured Obligations (other than contingent indemnification obligations for which no claim has been made), the payment in full (other than as part of a Refinancing) in cash of the principal of, accrued (but unpaid) interest (including Post-Petition Interest if applicable) and premium, if any on all such Secured Obligations and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the applicable Secured Instruments in each case, after or concurrently with termination of all commitments thereunder and payment in full of all fees payable at or prior to the time such principal and interest are paid.
“Person” shall mean an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including but not limited to, a government or political subdivision or any agency or instrumentality thereof.
“Post-Petition Interest” shall mean all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed in any such Insolvency Proceeding.
“Post-Petition Securities” shall mean any debt securities or other Indebtedness received in full or partial satisfaction of any claim as part of any Insolvency Proceeding.
“Principal Proceeds” means all amounts received by any Grantor with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in any Securities Account or Deposit Account, in each case other than Interest Proceeds and Excluded Assets.

“Primary Holder Representatives” means, collectively, the Revolver Representative and the Term Loan Representative.
“Primary Secured Instruments” means each Credit Agreement.
“Primary Secured Obligations” means, collectively, the Revolving Credit Agreement Obligations and the Term Loan Obligations.
“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC on the Effective Date.
“Proportionate Share” means, following delivery of a Notice of Acceleration, with respect to either Primary Holder Representative, a ratio equal to the Outstanding Amount of Secured Obligations represented by such Primary Holder Representative over the aggregate Outstanding Amount of all Secured Obligations, determined as of the related Notice Effective Time.
“Qualifying Refinancing” shall mean any Refinancing of any Secured Obligations that is not prohibited by the Primary Secured Instruments.
“Refinancing” shall mean, with respect to any Indebtedness, such Indebtedness after giving effect to any refinancing, extension, renewal, defeasance, amendment, restatement, modification, supplement, restructuring, replacement, exchange, refunding or repayment thereof, or other Indebtedness (including under any Post-Petition Securities received on account of such Indebtedness) issued as part of any refinancing, extension, renewal, defeasance, amendment, restatement, modification, supplement, restructuring, replacement, exchange, refunding or repayment thereof, and the term “Refinance” has a correlative meaning.
“Refinancing Debt” shall mean, collectively, any Indebtedness or other financial accommodations designated by the Company as “Refinancing Debt” pursuant to Section 7.2.
“Related Parties” means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, partners, trustees, administrators, employees, agents and advisors of such Person and such Person's Affiliates.
“Responsible Officer” shall mean, as to the Company, any President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Executive Officer or the Chief Financial Officer.
“Revolver Class” shall mean, (a) the Revolving Lenders, each holder of Revolver Hedging Obligations and following the delivery of a Notice of Designation with respect to any Designated Indebtedness, the Designated Indebtedness Holders and (b) as appropriate, the Revolver Related Obligations.

“Revolver Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent under the Revolving Credit Agreement, and any successor Administrative Agent appointed thereunder.
“Revolver First Priority Collateral”: as defined in the Security Agreement.

“Revolver Related Obligations” means, collectively, (a) the Revolving Credit Agreement Obligations, Revolver Hedging Obligations and Designated Indebtedness Obligations and (b) all present and future obligations of the Grantors to the Secured Revolver Parties, or any of them, hereunder or under any other Security Document.

“Revolver Representative” means the Administrative Agent under the Revolving Credit Agreement or, in the event of the termination of, and satisfaction in full of all of the Revolving Credit Agreement Obligations, any replacement representative as determined by majority vote of the holders of the remaining Revolver Related Obligations based on such holders' Outstanding Amounts.

“Revolving Credit Agreement” shall mean (i) the Senior Secured Revolving Credit Agreement, dated as of August 22, 2012, among the Company, the lenders and agents parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents named therein, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in a Qualifying Refinancing to Refinance (with the same or different lenders) in whole or in part (under one or more separate agreements) the Indebtedness and other obligations outstanding under the Revolving Credit Agreement referred to in clause (i) above or any other agreement or instrument referred to in this clause (ii) unless such agreement or instrument expressly provides that it is not a Credit Agreement hereunder.
“Revolving Credit Agreement Obligations” means, collectively, all obligations of the Company to the Revolving Lenders and the Revolver Representative under the Revolving Credit Agreement, including in each case in respect of the principal of and interest on the loans made thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Company to the Revolver Representative or the Revolving Lenders or any of them under or in respect of the Revolving Credit Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Company, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Revolving Credit Documents” shall mean the Revolving Credit Agreement and any Designated Indebtedness Documents.
“Secured Hedge Providers” means, collectively, each holder of Revolver Hedging Obligations and each holder of Term Loan Hedging Obligations.

“Secured Instruments” means, collectively, the Credit Agreements, the Designated Indebtedness Documents, any Hedging Agreement evidencing or relating to any Hedging Agreement Obligations and the Security Documents.
“Secured Obligations” shall mean, collectively, the Revolver Related Obligations and the Term Loan Related Obligations.
“Secured Parties” means, collectively, the Secured Revolver Parties and the Secured Term Loan Parties.

“Secured Revolver Parties” means, collectively, the Revolving Lenders, the Revolver Representative, each holder of Revolver Hedging Obligations, each Designated Indebtedness Holder and the Collateral Agent.

“Secured Term Loan Parties” means, collectively, the Term Lenders, the Term Loan Representative, each holder of Term Loan Hedging Obligations and the Collateral Agent.

“Security Agreement” shall mean the Guarantee and Security Agreement, dated as of the Effective Date, executed and delivered by the Company and each Subsidiary Guarantor in favor of the Collateral Agent.
“Security Documents” shall means collectively, this Agreement, the Security Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in the Collateral created pursuant hereto and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered on or after the date hereof by any of the Grantors pursuant hereto or otherwise providing or relating to any collateral security for any of the Secured Obligations.
“Term Loan Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent under the Term Loan Credit Agreement, and any successor Administrative Agent appointed thereunder.
“Term Loan Class” shall mean, (a) the Term Lenders and each holder of Term Loan Hedging Obligations and (b) as appropriate, the Term Loan Related Obligations.
“Term Loan Credit Agreement” shall mean (i) the Senior Secured Term Loan Credit Agreement, dated as of August 22, 2012, among the Company, the lenders and agents parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents named therein, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in a Qualifying Refinancing to Refinance (with the same or different lenders) in whole or in part (under one or more separate agreements) the Indebtedness and other obligations outstanding under the Term Loan Credit Agreement referred to in clause (i) above or any other agreement or instrument referred to in this clause (ii) unless such agreement or instrument expressly provides that it is not a Credit Agreement hereunder.

“Term Loan First Priority Collateral”: as defined in the Security Agreement.

“Term Loan Obligations” means, collectively, all obligations of the Company to the Term Lenders and the Term Loan Representative under the Term Loan Credit Agreement, including in each case in respect of the principal of and interest on the loans made thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Company to the Term Loan Representative or the Term Lenders or any of them under or in respect of the Term Loan Credit Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Company, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Term Loan Related Obligations” means, collectively, (a) the Term Loan Obligations and Term Loan Hedging Obligations and (b) all present and future obligations of the Grantors to the Secured Term Loan Parties, or any of them, hereunder or under any other Security Document.
“Term Loan Representative” means the Administrative Agent under the Term Loan Credit Agreement or, in the event of the termination of, and satisfaction in full of all of the Term Loan Obligations, any replacement representative as determined by majority vote of the holders of the remaining Term Loan Related Obligations based on such holders' Outstanding Amounts.
“Trademark Security Agreements” shall mean the respective Grants of Security Interest in Trademark Rights, dated as of the Effective Date, executed and delivered by the Company and in favor of the Collateral Agent.
“UCC” shall have the meaning assigned in the Security Agreement.
(c)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, section, exhibit, schedule and annex references are to this Agreement unless, respectively, otherwise specified. References to agreements defined in Section 1.1(b) shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time.

(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

(f)The words “include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.

SECTION 2
ACCELERATION OF SECURED OBLIGATIONS

2.1    Notices of Acceleration.

(a)    Upon receipt by the Collateral Agent of a Notice of Acceleration, the Collateral Agent shall promptly notify the Company, the Holder Representatives and the Secured Hedge Providers of the receipt and contents thereof. So long as such Notice of Acceleration is in effect, upon the direction of the Applicable Directing Parties, as provided herein, the Collateral Agent shall exercise the rights and remedies provided in this Agreement and in the other Security Documents. The Collateral Agent is not empowered to take any Collateral Enforcement Action hereunder or under any other Security Document unless a Notice of Acceleration is in effect. The Collateral Agent and the Secured Parties agree, solely for their own benefit (and not for the benefit of the Grantors), that the Collateral Agent shall exercise all of its powers, rights and remedies hereunder and under the Security Documents upon direction in writing from the Applicable Directing Parties directing such exercise. For purposes of this Agreement, a Notice of Acceleration shall be considered to be in effect as of the Notice Effective Time.

(b)    Notwithstanding anything in this Agreement to the contrary, a Notice of Acceleration shall be deemed to be in effect as of the Notice Effective Time whenever (x) an Event of Default under Section 7.1(j) or (k) of either Credit Agreement (or the corresponding provision of any agreement executed in connection with a Refinancing thereof or under any Designated Indebtedness with respect to the Company) has occurred and is continuing and (y) the Collateral Agent is notified by either Primary Holder Representative that such Event of Default has occurred. A Notice of Acceleration, once effective, shall remain in effect unless and until it is cancelled as provided in Section 2.1(c).

(c)    Any Holder Representative shall be entitled to cancel any Notice of Acceleration delivered by such Holder Representative by delivering a written notice of cancellation thereof (a “Notice of Cancellation”) to the Collateral Agent either before or after the Collateral Agent takes any action to exercise any remedy with respect to the Collateral; provided, that (x) if the Collateral Agent has received a Notice of Cancellation and thereupon no other Notices of Acceleration are then in effect, such notice shall serve as direction from the Applicable Directing Parties to the Collateral Agent, with respect to any actions taken by the Collateral Agent prior to receipt of such Notice of Cancellation to exercise any remedy or remedies with respect to the Collateral that can, in a commercially reasonable manner, be reversed, cancelled or stopped, take commercially reasonable steps to reverse, cancel or stop such actions, and (y) any action taken by the Collateral Agent prior to receipt of such Notice of Cancellation to exercise any remedy or remedies with respect to the Collateral that cannot, in a commercially reasonable manner, be reversed, cancelled or stopped, may be completed. The Collateral Agent shall promptly (but in any event not later than on the second Business Day following the Business Day of the Collateral Agent's actual receipt thereof) notify the Company, the Holder Representatives and the Secured Hedge Providers as to the receipt and contents of any such Notice of Cancellation. Subject to any Applicable Law, the Collateral Agent shall not be liable to any Person for any losses, damages or expenses arising out of or related to actions taken at the direction of the Applicable Directing Parties after the issuance of a Notice of Cancellation. For purposes of this Agreement, a Notice of Cancellation shall be considered to be in effect as of the Notice Effective Time.

2.2    General Authority of the Collateral Agent over the Collateral. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its or his own name at any time when a Notice of Acceleration is in effect (and at any time in connection with the creation and perfection of security interests in the Collateral), from time to time in the Collateral Agent's discretion, subject to Section 2.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and the other Security Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent, subject to Section 2.1, the power and right on behalf of such Grantor, without notice to or further assent by any Grantor to take any Collateral Enforcement Actions permitted under the Security Documents and to do, at its option and at the expense and for the account of Grantors, all acts and things which the Collateral Agent deems necessary or appropriate to protect or preserve the Collateral and to realize upon the Collateral in accordance with the provisions of the Security Documents. Notwithstanding the foregoing, so long as no Notice of Acceleration is in effect, upon the direction of the Applicable Directing Parties, as provided herein, the Collateral Agent shall take such actions as are permitted by this Agreement or the other Security Documents. Such actions may include, but are not limited to, taking action to create and perfect the Liens granted pursuant to the Security Documents in accordance with the Primary Secured Instruments, this Agreement and the other Security Documents, releases of Liens on the Collateral in accordance with this Agreement, receipt and delivery of information required to be delivered pursuant to this Agreement and the other Security Documents and to accept deposits to and make withdrawals from the Collateral Account and to invest amounts therein in each case in accordance with the terms of this Agreement and the other Security Documents.

2.3    Right to Initiate Judicial Proceedings. If a Notice of Acceleration is in effect, the Collateral Agent, upon the direction of the Applicable Directing Parties, as provided herein, and otherwise subject to the provisions of Section 2.5(b) and Section 5: (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each other Security Document and (ii) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

2.4    Right to Appoint a Receiver. If a Notice of Acceleration is in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Agent under this Agreement or any other Security Document, the Collateral Agent shall, upon the direction of the Applicable Directing Parties, as provided herein, to the extent permitted by law, with notice to the Company but without notice to any party claiming through the Grantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Collateral, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Agent shall be entitled to retain possession and control of all cash and Cash Equivalents constituting Collateral held by or deposited with it pursuant to this Agreement or any other Security Document.

2.5    Exercise of Powers; Instructions of the Applicable Directing Parties.

(a)    Upon the direction of the Applicable Directing Parties, as provided herein, all of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent, each Primary Holder Representative and the other Secured Parties as set forth in any Security Document may be exercised from time to time as herein and therein provided. In the event of any conflict between the provisions of any other Security Document and the provisions hereof, the provisions of this Agreement shall govern.

(b)     The Applicable Directing Parties shall at all times have the right, by one or more notices in writing executed and delivered to the Collateral Agent (or by telephonic notice promptly confirmed in writing), to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any trust or power conferred on the Collateral Agent, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Agreement or any other Security Document; provided that (i) such direction shall not conflict with any Applicable Law or this Agreement or any other Security Document, (ii) the Collateral Agent shall be reasonably indemnified as provided in Section 5.4(d) and (iii) no Collateral Enforcement Action may be taken unless a Notice of Acceleration is in effect. In the absence of such direction, the Collateral Agent shall have no duty to take or refrain from taking any action, nor any liability for refraining from taking any action in the absence of such direction.

(c)    Except as permitted in Section 8.6, no Primary Holder Representative or other Secured Party, other than the Collateral Agent, shall do (and no such Primary Holder Representative or other Secured Party (other than the Applicable Directing Parties) shall direct the Collateral Agent to do) any of the following without the consent of the Applicable Directing Parties: (i) take any Collateral Enforcement Action or (ii) object to, contest or take any other action that is reasonably likely to hinder (1) any Collateral Enforcement Action initiated by the Collateral Agent, (2) any release of Collateral permitted under Section 6.12, whether or not done in consultation with or with notice to such Secured Party, or (3) any decision by the Applicable Directing Parties to forbear or refrain from bringing or pursuing any such Collateral Enforcement Action or to effect any such release. In the event that the Applicable Directing Parties consent to any such actions by a Primary Holder Representative or other Secured Party, the Applicable Directing Parties shall simultaneously provide written notice of such consent to the Collateral Agent.

2.6    Remedies Not Exclusive.

(a)    No remedy conferred upon or reserved to the Collateral Agent herein or in the other Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any other Security Document or now or hereafter existing at law or in equity or by statute.

(b)    No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any other Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any other Security Document to the Collateral Agent may, subject to the terms hereof, be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

(c)    If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any other Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Grantors, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

(d)    All rights of action and of asserting claims upon or under this Agreement and the other Security Documents may be enforced by the Collateral Agent without the possession of any Secured Instrument or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be, subject to Section 5.10(d)(ii), brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral.

2.7    Waiver and Estoppel.

(a)    Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any other Security Document and hereby, to the fullest extent permitted by any Applicable Law, waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any other Security Document but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 2.7(a) shall be construed as a waiver of any rights of the Grantors under any applicable Bankruptcy Law.

(b)    Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any other Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c)    Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder, under any Secured Instrument or under any other Security Document) in connection with this Agreement and the other Security Documents and any action taken by the Collateral Agent with respect to the Collateral.

2.8    Limitation on Collateral Agent's Duty in Respect of Collateral. Beyond its duties as to the custody of Collateral expressly provided herein or in any other Security Document and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any other Security Document, the Collateral Agent shall to the extent not prohibited by Applicable Law not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

2.9    Limitation by Law. All rights, remedies and powers provided in this Agreement or any other Security Document may be exercised only to the extent that the exercise thereof does not violate any Applicable Law, and all the provisions hereof are intended to be subject to all applicable mandatory Requirements of Law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

2.10    Rights of Secured Parties under Secured Instruments. Notwithstanding any other provision of this Agreement or any other Security Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or other instrument evidencing or agreement governing a Secured Obligation or to institute suit for the enforcement of such payment on or after such due date or to exercise any other remedy it may have as an unsecured creditor against the Grantors, and the obligation of the Grantors to pay such Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the Secured Instrument under which such Secured Obligation is outstanding; provided, however, that in the event any Secured Party becomes a judgment lien creditor or otherwise obtains any Lien as a result of its enforcement of its rights as an unsecured creditor, such judgment lien and the Collateral subject thereto shall be subject to all of the terms and conditions of this Agreement and such Secured Party shall assign such Lien to the Collateral Agent for inclusion as Collateral or hold such Lien for the benefit of the Secured Parties, in each case as directed by the Applicable Directing Parties.

2.11    Collateral Use Prior to Acceleration.

(a)    So long as no Notice of Acceleration shall be in effect, the Grantors shall have the right: (i) to remain in possession and retain exclusive control of the Collateral (except for such property which the Grantors are required to give possession of or control over to the Collateral Agent pursuant to the terms of any Security Document) with power freely and without let or hindrance on the part of the Secured Parties (except as set forth in the Secured Instruments) to operate, manage, develop, use and enjoy the Collateral, to receive the rents, issues, tolls, profits, royalties, revenues and other income thereof, and (ii) to sell or otherwise dispose of, free and clear of the Lien created by this Agreement and the other Security Documents, any Collateral if such sale or other disposition is not prohibited by the Primary Secured Instruments or has been expressly approved in accordance with the terms of the Secured Instruments. The Collateral Agent shall have no duty to monitor the exercise by the Grantors of their rights under this Section 2.11(a).

(b)    When a Notice of Acceleration is in effect, cash Proceeds (including Cash Equivalents, checks and similar items) received by the Collateral Agent in connection with the sale or other disposition of, or collections on or of, Collateral or otherwise received in respect of the Collateral shall be deposited in the Collateral Account. Any such Proceeds (and other items) received by any Grantor shall be held by such Grantor in trust for the Collateral Agent, shall be segregated from other funds of such Grantor and shall, forthwith upon receipt by such Grantor, be identified as Revolver First Priority Collateral, Term Loan First Priority Collateral or Shared Collateral and turned over to the Collateral Agent, in same form as received by such Grantor (duly indorsed to the Collateral Agent, if required) for deposit in the Collateral Account.

(c)    When a Notice of Acceleration is in effect, any proceeds of any issuance of debt or equity securities or any issuance or incurrence of Debt, any insurance Proceeds in respect of any Collateral, any Proceeds from the exercise of rights of eminent domain or condemnation in respect of any Collateral, and any liquidating dividends paid in respect of any Collateral received by any of the Grantors shall be deposited in the Collateral Account to be held therein and applied in accordance with Section 3 hereof. If for any reason any Grantor shall receive or hold any securities or Debt proceeds, insurance Proceeds, condemnation Proceeds or liquidating dividends that are required to be held by the Collateral Agent pursuant to the first sentence of this section, such Grantor shall hold such proceeds or dividends in trust for the Collateral Agent and the Secured Parties and shall, as promptly as practicable, identify such proceeds or dividends as Revolver First Priority Collateral, Term Loan First Priority Collateral or Shared Collateral and deliver such proceeds or dividends to the Collateral Agent to be held in accordance with the provision of this section.

2.12    Remedies Generally. If a Notice of Acceleration is in effect, the Collateral Agent, on behalf of the Secured Parties, may, upon the direction of the Applicable Directing Parties, as provided herein, exercise, in addition to all other rights and remedies granted to the Collateral Agent in the Security Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice referred to below or otherwise required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may, subject in all cases to the right to request the direction of the Applicable Directing Parties as provided herein, in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. If a Notice of Acceleration is in effect, if so directed by the Applicable Directing Parties, the Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to bid for or purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent not prohibited by Applicable Law, and if a Primary Holder Representative consents, make payment on account thereof by using any claim then due and payable to the Secured Parties represented by such Primary Holder Representative by such Grantor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of property purchased in a manner provided above without further accounting to any Grantor therefor. Each Grantor further agrees, when a Notice of Acceleration is in effect, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the proceeds of any action taken by it pursuant to the Security Documents in accordance with Section 3. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

2.13    Non-Cash Proceeds. Notwithstanding anything contained herein to the contrary, if the Collateral Agent shall acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Secured Obligations or if any Proceeds or other property received by the Collateral Agent or any Secured Party to be distributed and shared pursuant to this Agreement are in a form other than immediately available funds, the Collateral Agent shall not be required to remit any share thereof under the terms hereof and the Secured Parties shall only be entitled to their undivided interests therein as determined hereby. The Secured Parties shall receive the applicable portions of any immediately available funds consisting of Proceeds from such Collateral or proceeds of such non-cash Proceeds or other property so acquired only if and when paid in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Agreement is held by the Collateral Agent, the Collateral Agent shall hold such Collateral or other property for the benefit of the Secured Parties in accordance with their respective interests therein and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Primary Holder Representatives.

SECTION 3
COLLATERAL ACCOUNT; DISTRIBUTIONS

3.1    The Collateral Account. On the Effective Date there shall be established and, at all times thereafter until this Agreement shall have terminated, there shall be maintained in the name of the Company at such office of JPMorgan Chase Bank, N.A. as selected by the Collateral Agent an account which is entitled the “ACAS Collateral Account” (the “Collateral Account”). All direct or indirect Proceeds of Collateral and all other moneys that are required by this Agreement or any other Security Document to be delivered to the Collateral Agent while a Notice of Acceleration is in effect or which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of the Collateral while a Notice of Acceleration is in effect, whether in connection with the exercise of the remedies provided in this Agreement, any other Security Document or otherwise (collectively, the “Collections”) shall be deposited in the Collateral Account to be held by the Collateral Agent as part of the Collateral and applied in accordance with the terms of this Agreement. Upon request of the Company at any time when no Notice of Acceleration is in effect, the Collateral Agent shall cause all funds on deposit in the Collateral Account to be paid over to the Grantors in accordance with their respective interests.

3.2    Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account shall constitute part of the Collateral. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent. Without limitation of the preceding sentence, if a Notice of Acceleration is in effect and subject to the rights and duties of the Collateral Agent in this Section 3, the Collateral Agent will comply with instructions originated by the Applicable Directing Parties or any Primary Holder Representative, as applicable, as provided herein, directing disposition of the funds in the Collateral Account without further consent by the Grantors. To the extent of its right, title and interest therein, each Grantor hereby grants a security interest in and lien on the Collateral Account, the Collections, other items in the Collateral Account and the proceeds thereof to the Collateral Agent for the benefit of the Secured Parties, as collateral security for such Grantor's Secured Obligations. The Grantors shall have no rights (including to make withdrawals from or give instructions) with respect to the Collateral Account or any funds contained therein except as otherwise expressly provided in Sections 3.1 and 3.3 of this Agreement.

3.3    Investment of Funds Deposited in Collateral Account. The Collateral Agent shall, at the direction of the Applicable Directing Parties or, if no Notice of Acceleration is in effect, the Company, invest and reinvest moneys on deposit in the Collateral Account at any time in Cash Equivalents. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Collateral. Neither the Collateral Agent nor any other Secured Party shall be responsible for (i) determining whether investments are permitted pursuant to the terms of this Section 3.3 or (ii) any diminution in funds resulting from such investments or any liquidation prior to maturity. In the absence of such directions, the Collateral Agent shall have no obligation to invest or reinvest moneys.

3.4    Identification of Proceeds. The Company shall maintain a record, in reasonable detail and specificity, in which it accounts for all cash and Cash Equivalents at any time held by any Grantor as Interest Proceeds or Principal Proceeds, as applicable, and as First Priority Collateral, Term Loan First Priority Collateral, Shared Collateral or Excluded Assets, as

applicable, in all cases in a manner consistent with the cash allocation and tracking requirements of Section 8 of the Security Agreement (the “Collections Record”). The Company shall make available the Collections Record, and shall instruct each custodian and agent acting on its behalf in connection with this Agreement to make available at reasonable times and with prior notice, such records as may be in such Person's possession at all times, for inspection by the Collateral Agent or any Holder Representative for the purpose of confirming the source of any cash or Cash Equivalents and whether such cash or Cash Equivalents constitute First Priority Collateral, Term Loan First Priority Collateral, Shared Collateral or Excluded Assets.

3.5    Application of Proceeds of Collateral.

(a)     Application of Proceeds of Shared Collateral.
All Proceeds of Shared Collateral (other than Divisible Shared Collateral) held by the Collateral Agent in the Collateral Account while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 3.5(a)) and unless otherwise directed by the Applicable Directing Parties, as provided herein, be distributed (subject to the provisions of Sections 3.6 and 3.8) by the Collateral Agent on each Distribution Date in the following order of priority (with such distributions being made by the Collateral Agent to the respective Primary Holder Representatives for the Secured Parties entitled thereto, and each such Primary Holder Representative shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth below):
First: to the Collateral Agent (and other trustees appointed pursuant to this Agreement) for any unpaid Collateral Agent Fees (including as provided in Section 4.3) and then to any Secured Party that has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;
Second: to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;
Third: to any Holder Representative for any unpaid fees and expenses payable to such Person pursuant to the Secured Instruments and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Persons in proportion to the unpaid amounts thereof on such Distribution Date;

Fourth: to the holders of Secured Obligations in an amount equal to the unpaid principal and unpaid interest on and premium and other charges, if any, and reimbursement obligations with respect to the Secured Obligations, outstanding termination amounts in respect of Hedging Obligations, interest and fees thereon and all other amounts constituting Secured Obligations (including but not limited to indemnities and payments for increased costs), and, if such moneys shall be insufficient to pay such amounts in full, then all remaining Proceeds shall be distributed to the Primary Holder Representatives in an amount equal to their Proportionate Share of such remaining Proceeds;
Fifth: all other amounts owed to Secured Parties in any capacity; and
Sixth: any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
(b)    Application of Proceeds of Revolver First Priority Collateral.
All Proceeds of Revolver First Priority Collateral and the Revolver Representative's Proportionate Share of the Proceeds of any Divisible Shared Collateral held by the Collateral Agent in the Collateral Account while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 3.5(b)) and unless otherwise directed by the Applicable Directing Parties, as provided herein, be distributed (subject to the provisions of Sections 3.6 and 3.8) by the Collateral Agent on each Distribution Date in the following order of priority (with such distributions being made by the Collateral Agent to the respective Primary Holder Representatives for the Secured Parties entitled thereto, and each such Primary Holder Representative shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth below):
First: to the extent Proceeds of any Shared Collateral distributed pursuant to clause 3.5(a) are insufficient, to the Collateral Agent (and other trustees appointed pursuant to this Agreement) for any unpaid Collateral Agent Fees (including as provided in Section 4.3) and then to any Secured Revolver Party that has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Revolver Party and for which such Secured Revolver Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Revolver Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Revolver Parties and remaining unpaid on such Distribution Date (which amounts shall, to the extent practicable, be allocated ratably with Proceeds of Term Loan First Priority Collateral applied pursuant to First of clause (c) below);

Second: to any Secured Revolver Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Revolver Party and for which such Secured Revolver Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Revolver Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Revolver Parties and remaining unpaid on such Distribution Date;
Third: to the Revolver Representative for any unpaid fees and expenses payable to the Revolver Representative pursuant to the Secured Instruments;
Fourth: to the holders of Revolver Related Obligations in an amount equal to the unpaid principal and unpaid interest on and premium and other charges, if any, and reimbursement obligations with respect to the Revolver Related Obligations, outstanding termination amounts in respect of Revolver Hedging Obligations, interest and fees thereon and all other amounts constituting Revolver Related Obligations (including but not limited to indemnities and payments for increased costs), and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date;
Fifth: to the Term Loan Representative for application in accordance with Section 3.5(c) below;
Sixth: all other amounts owed to Secured Parties in any capacity; and
Seventh: any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
(c)    Application of Proceeds of Term Loan First Priority Collateral.
All Proceeds of Term Loan First Priority Collateral and the Term Loan Representative's Proportionate Share of the Proceeds of any Divisible Shared Collateral held by the Collateral Agent in the Collateral Account while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 3.5(c)) and unless otherwise directed by the Applicable Directing Parties, as provided herein, be distributed (subject to the provisions of Sections 3.6 and 3.8) by the Collateral Agent on each Distribution Date in the following order of priority (with such distributions being made by the Collateral Agent to the respective Primary Holder Representatives for the Secured Parties entitled thereto, and each such Primary Holder Representative shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth below):
First: to the extent Proceeds of any Shared Collateral distributed pursuant to clause 3.5(a) are insufficient, to the Collateral Agent (and other trustees appointed pursuant to this Agreement) for any unpaid Collateral Agent Fees (including as provided in Section 4.3) and then to any Secured Term Loan Party that has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Term Loan Party and for which such Secured Term

Loan Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Term Loan Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Term Loan Parties and remaining unpaid on such Distribution Date (which amounts shall, to the extent practicable, be allocated ratably with Proceeds of Revolver First Priority Collateral applied pursuant to First of clause (b) above);
Second: to any Secured Term Loan Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Term Loan Party and for which such Secured Term Loan Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Term Loan Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Term Loan Parties and remaining unpaid on such Distribution Date;
Third: to the Term Loan Representative for any unpaid fees and expenses payable to the Term Loan Representative pursuant to the Secured Instruments;
Fourth: to the holders of Term Loan Related Obligations in an amount equal to the unpaid principal and unpaid interest on and premium and other charges, if any, and reimbursement obligations with respect to the Term Loan Related Obligations, outstanding termination amounts in respect of Term Loan Hedging Obligations, interest and fees thereon and all other amounts constituting Term Loan Related Obligations (including but not limited to indemnities and payments for increased costs), and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date;
Fifth: to the Revolver Representative for application in accordance with Section 3.5(b) above;
Sixth: all other amounts owed to Secured Parties in any capacity; and
Seventh: any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
(d)    The term “unpaid” as used in the foregoing clauses (a), (b) and (c) with respect to the relevant Grantor(s), refers to all amounts of Secured Obligations outstanding as of a Distribution Date, whether or not such amounts are fixed or contingent, and, in the case of an Insolvency Proceeding, with respect to any Grantor, whether or not such amounts are allowed in such Insolvency Proceeding, to the extent that prior distributions (whether actually distributed or set aside pursuant to Section 3.6) have not been made in respect thereof.

3.6    Amounts Held for Contingent Secured Obligations. In the event any Secured Party shall be entitled to receive any distributions from the Collateral Account of any moneys in respect of any unliquidated, unmatured or contingent portion of the outstanding Secured Obligations, then the Collateral Agent shall, at the written request of the Applicable Directing Parties, deposit such moneys into a separate subaccount of the Collateral Account and invest such moneys in obligations of the kinds referred to in Section 3.3 maturing within three months after they are acquired by the Collateral Agent and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust solely for such Secured Party and for no other purpose until (i) such Secured Party shall have notified the Collateral Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Collateral Agent shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Company or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any letter of credit, payment of amounts secured or covered by any letter of credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case (x) such Secured Party shall, as soon as practicable thereafter, notify the Company and the Collateral Agent and (y) such investments, and the proceeds thereof, shall be held in the Collateral Account in trust for all Secured Parties pending application in accordance with the provisions of Section 3.5.

3.7    Collateral Agent's Calculations. In making the determinations and allocations required by Section 3.5, the Collateral Agent shall be entitled to request from a Primary Holder Representative in respect of the Class of Secured Obligations for which such Primary Holder Representative acts prior to making any payment and distribution provided for in such Section 3.5 such information as may be required for such determinations and allocations, and may conclusively rely upon information supplied by such Primary Holder Representatives, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to Section 3.5 shall be (subject to Section 3.8 and to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by any Primary Holder Representative in respect of any amounts distributed to such Primary Holder Representative.

3.8    Pro Rata Sharing. If, through the operation of any Bankruptcy Law or otherwise, the Collateral Agent's security interest hereunder and under the Security Documents is enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Collateral Agent shall to the extent permitted by Applicable Law, nonetheless apply the proceeds of the Collateral for the benefit of the holders of all Secured Obligations in the proportions and subject to the priorities specified herein, and such Secured Obligations for which the security interest is not enforced shall be considered Secured Obligations hereunder for the purpose of Section 3.5; provided, however, that nothing in this Section 3.8 shall be deemed to require the Collateral Agent to disregard or violate any court order binding upon it and in all cases the Collateral Agent may seek direction from any Primary Holder Representative and a ruling from the court having jurisdiction over the operation of such Bankruptcy Law or other Applicable Law.

3.9    Collateral Account Information and Access. At such times as the Company or any Primary Holder Representative may reasonably request in writing the Collateral Agent shall provide a full accounting of all funds then standing to the credit of the Collateral Account. The Collateral Agent also shall provide the necessary information and passwords to enable the Company and the Primary Holder Representatives to electronically access account statements and data for the Collateral Account.

SECTION 4
AGREEMENTS WITH COLLATERAL AGENT

4.1    Delivery of Secured Instruments. On the Effective Date, the Grantors shall deliver to the Collateral Agent copies of each Secured Instrument certified as such to the Collateral Agent by a Responsible Officer of the Company, then in effect, original counterparts of each Security Document then in effect and any opinions issued by counsel to the Grantors in connection with such Secured Instruments, and, if not addressed in the above referenced opinion, an opinion of counsel to Grantors as to the due authorization, execution, delivery and enforceability of this Agreement as against the Grantors. The Grantors shall deliver to the Collateral Agent, promptly upon the execution thereof, a copy of all amendments, modifications, supplements, waivers, consents or forbearances with respect to any Secured Instrument entered into after the Effective Date. Promptly upon the issuance of any Refinancing Debt or Designated Indebtedness, the Company shall deliver to the Collateral Agent copies of the related Security Documents with respect to such Refinancing Debt or Designated Indebtedness. Promptly upon receipt thereof, the Collateral Agent will deliver copies of all such documents to the Primary Holder Representatives.

4.2    Information as to Secured Parties and Primary Holder Representatives. Each of the Company and the Primary Holder Representatives, as applicable, shall deliver to the Collateral Agent from time to time upon request of the Collateral Agent or any other Primary Holder Representative, a list setting forth as of a date not more than 30 days prior to the date of such delivery, (i) in the case of the Revolver Representative, the aggregate Outstanding Amount of Revolving Credit Agreement Obligations, (ii) in the case of the Term Loan Representative, the aggregate Outstanding Amount of Term Loan Obligations, (iii) in the case of the Company, the aggregate Outstanding Amount of Hedging Obligations and the name and address of the Secured Hedge Providers and (iv) the information necessary, in the judgment of the Collateral Agent, to confirm the Instructing Secured Parties as of such date. In addition, the applicable Primary Holder Representative will promptly notify the Company and the Collateral Agent of each change in the identity of any Primary Holder Representative. Each Primary Holder Representative shall notify the Collateral Agent of any changes of the officers of each thereof authorized to give directions hereunder on behalf of such parties prior to the date of any such changes. If the Collateral Agent does not receive the names of the officers of each Primary Holder Representative authorized to give directions hereunder on behalf of such parties, the Collateral Agent may rely on any person purporting to be authorized to give directions hereunder on behalf of such parties. If the Collateral Agent is not informed of changes of the officers of the any Primary Holder Representative authorized to give directions hereunder on behalf of such parties, the Collateral Agent may rely on the information previously provided to the Collateral Agent.

4.3    Compensation and Expenses. Without duplication of amounts payable under the applicable Secured Instrument, the Grantors agree to pay to the Collateral Agent (i) compensation for its services, including compensation for time spent hereunder and under the other Security Documents and for administering the Collateral as shall have been agreed to in a separate agreement(s) between the Company and the Collateral Agent and (ii) from time to time promptly following receipt of reasonably detailed invoices therefor, all of the reasonable out-of-pocket fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel, advisors and agents, selected by it in good faith as it deems reasonably required) (A) arising in connection with the preparation, negotiation, execution, delivery, modification, and termination of this Agreement and each other Security Document or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the administration of the Collateral, the custody, use, operation of, preservation, sale or other disposition of Collateral pursuant to any other Security Document and the preservation, protection, enforcement or defense of the Collateral Agent's and the Secured Parties' rights under this Agreement and the Security Documents and in and to the Collateral and the Collateral (including, but not limited to, any fees and expenses incurred by the Collateral Agent in any Insolvency Proceeding), (C) incurred by the Collateral Agent in connection with the removal of the Collateral Agent pursuant to Section 5.7(a) or (D) incurred in connection with the execution of the directions provided by the Applicable Directing Parties. Such fees, costs and expenses are intended to constitute expenses of administration under any Bankruptcy Law relating to creditors' rights generally (as may be required outside the United States), but without limitation of the obligations of the Grantors to reimburse the Secured Parties for counsel, advisors and other matters in connection with the other Secured Instruments or the rights of the other Secured Parties to retain counsel and other advisors). The obligations of the Grantors under this Section 4.3 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

4.4    Stamp and Other Similar Taxes. The Grantors agree to indemnify and hold harmless the Collateral Agent, each Primary Holder Representative and each Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Security Document, or any Collateral. The obligations of the Grantors under this Section 4.4 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

4.5    Filing Fees, Excise Taxes, Etc. The Grantors agree to pay or to reimburse the Collateral Agent, each Primary Holder Representative and each Secured Party for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and each Security Document. The obligations of the Grantors under this Section 4.5 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

4.6    Indemnification. The Grantors agree to pay, indemnify, and hold the Collateral Agent (and its respective directors, officers, agents, attorneys and employees) (together with the Persons specified in the penultimate sentence of Section 5.3, each, an “Indemnified Party”) harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel, advisors and agents selected by it in good faith as it deems reasonably required), but without limitation of the obligations of the Grantors to reimburse the Collateral Agent and the other Secured Parties for counsel, advisors and other matters in connection with the other Secured Instruments or the rights of the other Secured Parties to retain counsel and other advisors or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Security Documents and any modifications or termination thereof, unless, in each case, arising from the gross negligence or willful misconduct of such Indemnified Party, including for taxes in any jurisdiction in which the Collateral Agent or other Indemnified Party is subject to tax by reason of actions hereunder or under the Security Documents, except for taxes of the type excluded from indemnification under Section 2.14(c) of the Revolving Credit Agreement, unless such taxes are imposed on or measured by compensation paid to the Collateral Agent under Section 4.3. In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, the Grantors will save, indemnify and keep each Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any Grantor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Grantor or its successors from any Grantor, and all such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Collateral Agent; provided that the Grantors shall not have any obligation hereunder to any Indemnified Party with respect to any liability arising from the gross negligence or willful misconduct of any Indemnified Party as determined by a final, non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 4.6 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

4.7    Collateral Agent's Lien; Set Off Rights. Notwithstanding anything to the contrary in this Agreement, as security for the payment of Collateral Agent Fees (i) the security interest and pledge granted to the Collateral Agent hereunder and under the other Security Documents shall have priority ahead of all other Secured Obligations secured by such Collateral and (ii) the Collateral Agent shall have the right to use and apply any of the funds held by the Collateral Agent in the Collateral Account to cover such Collateral Agent Fees.

4.8    Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent or the Applicable Directing Party, and at the expense of the Grantors, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested by the Collateral Agent or the Applicable Directing Parties further to perfect, or to protect the perfection of, the liens and security interests granted under the Security Documents, including, without limitation, the filing of any financing or continuation statements under the UCC; provided, however, that notwithstanding anything to the contrary contained herein or in any other Security Document, no Grantor shall be required to perfect the security interests granted by it in any Collateral by any means other than by (a) in the case of real estate Collateral, execution, delivery and recordation of a Mortgage, (b) filings pursuant to the UCC of the relevant State(s), (c) the delivery of control agreements with respect to deposit accounts and securities accounts, (d) filings with respect to intellectual property Collateral and (e) such additional actions as may be required pursuant to any Secured Instrument or Security Document. With respect to third party liability insurance maintained by the Grantor pursuant to the Security Documents or any Secured Instrument, the Grantors shall cause the Collateral Agent to be named as an additional insured. Notwithstanding the foregoing, in no event shall the Collateral Agent have any obligation to monitor the perfection or continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral.

SECTION 5
THE COLLATERAL AGENT

5.1    Appointment. Each Secured Party, by acceptance of the benefits of this Agreement and the other Security Documents, and each Designated Indebtedness Holder hereby irrevocably appoints and authorizes JPMorgan Chase Bank, N.A. (“JPMCB”) to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence and in Section 5.6 and the first sentence of Section 5.7 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

(a)    shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, any Secured Party;

(b)    shall not be responsible to the Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Grantors or any other Person to perform any of its obligations hereunder;

(c)    shall not be required to initiate or conduct any litigation or collection proceedings hereunder except, subject to Section 5.7, for any such litigation or proceedings relating to the enforcement of the guarantee set forth in Section 7 of the Security Agreement, or the Liens created pursuant to the Security Documents; and

(d)    shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

5.2    Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Primary Holder Representatives, and such instructions of the Primary Holder Representatives and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties. If in one or more instances the Collateral Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

5.3    Rights as a Secured Party. With respect to its obligation to extend credit under either Credit Agreement, JPMCB (and any successor acting as Collateral Agent) in its capacity as a Lender under such Credit Agreement shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not acting as Collateral Agent, and the term “Secured Party” or “Secured Parties” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. JPMCB (and any successor acting as Collateral Agent) and its affiliates may (without having to account therefor to any other Secured Party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any of the Grantors (and any of their Subsidiaries or affiliates) as if it were not acting as Collateral Agent, and JPMCB and its affiliates may accept fees and other consideration from any of the Grantors for services in connection with this Agreement or otherwise without having to account for the same to the other Secured Parties.

5.4    Indemnification. Each holder of Secured Obligations by acceptance of the benefits of this Agreement and the other Security Documents agrees to indemnify the Collateral Agent and each Related Party of the Collateral Agent (each such Person being called an “Indemnitee”) (to the extent not reimbursed under Section 4.6, but without limiting the obligations of the Grantors under Section 4.6) ratably in accordance with the aggregate Secured Obligations held by each holder thereof, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee (including by any other Secured Party) arising out of or by reason of any investigation in connection with or in any way relating to or arising out of this Agreement, any other Secured Instruments, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Grantors are obligated to pay under Section 4.6, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that, no holder of any Secured Obligations shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

5.5    Non‑Reliance on Collateral Agent and Other Secured Parties. The Administrative Agent and each Financing Agent (and each Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents) agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company, the Subsidiary Guarantors and their Subsidiaries and decision to extend credit to the Company in reliance on this Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and any Secured Instrument to which it is a party. Except as otherwise expressly provided herein, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Grantor of this Agreement, any other Secured Instrument or any other document referred to or provided for herein or therein or to inspect the properties or books of any Grantor. The Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the affairs, financial condition or business of any Grantor or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Collateral Agent or any of its affiliates, except for notices, reports and other documents and information expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder.

5.6    Failure to Act. Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the other Secured Parties of their indemnification obligations under Section 5.7 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall not be required to take any action that in the judgment of the Collateral Agent would violate any applicable law.

5.7    Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the other Secured Parties and the Grantors. Upon any such resignation, the Applicable Directing Parties shall have the right, with the consent of the Company not to be unreasonably withheld (or if an Event of Default has occurred and is continuing in consultation with the Company) to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Applicable Directing Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of written notice of resignation of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent, that shall be a bank that has an office in New York, New York and has a combined capital and surplus and undivided profits of at least $1,000,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. The Company shall pay to any successor Collateral Agent the fees and charges necessary to induce such successor Collateral Agent to accept its appointment hereunder.

5.8    Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys‑in‑fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys‑in‑fact selected by it using reasonable care and without bad faith, gross negligence, or willful misconduct.

5.9    Co-Collateral Agent; Separate Collateral Agent.

(a)    If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Agent of taxes by such jurisdiction not otherwise imposed on the Collateral Agent, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Applicable Directing Parties shall in writing so request the Collateral Agent, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder or under any other Security Document, the Collateral Agent and each of the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent and, if no Default or Event of Default exists and the Company has certified in writing to the Collateral Agent that no Event of Default exists, the Company (such approval not to be unreasonably withheld or delayed), either to act as co‑agent or co-agents of all or any of the Collateral under this Agreement or under any of the other Security Documents, jointly with the Collateral Agent originally named herein or therein or any successor Collateral Agent, or to act as separate agent or agents of any of the Collateral. If any of the Grantors shall not have joined in the execution of such instruments and agreements within 30 days after it receives a written request from the Collateral Agent to do so, or if a Notice of Acceleration is in effect, the Collateral Agent may act under the foregoing provisions of this Section 5.9(a) without the concurrence of such Grantors and execute and deliver such instruments and agreements on behalf of such Grantors. Each of the Grantors hereby appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 5.9(a) in either of such contingencies.

(b)    Every separate agent and every co‑agent, other than any successor Collateral Agent appointed pursuant to Section 5.9, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

(i)all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent or any agent appointed by the Collateral Agent;

(ii)all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder and under the other relevant Security Document or Documents shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate agent or separate agents or co‑agent or co-agents, jointly, as shall be provided in the instrument appointing such separate agent or separate agents or co‑agent or co-agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate agent or separate agents or co‑agent or co-agents;

(iii)no power given hereby or by the other relevant Security Documents to, or which it is provided herein or therein may be exercised by, any such co-agent or co-agents or separate agent or separate agents shall be exercised hereunder or thereunder by such co‑agent or co-agents or separate agent or separate agents except jointly with, or with the consent in writing of, the Collateral Agent, anything contained herein to the contrary notwithstanding;

(iv)no separate agent or co-agent hereunder shall be personally liable by reason of any act or omission of any other agent hereunder;

(v)the Collateral Agent, at any time by a written and executed instrument, may accept the resignation of or remove any such separate agent or co-agent and, with consent of Applicable Directing Parties (not to be unreasonably withheld) and with the consent of the Company (not to be unreasonably withheld or delayed) if no Event of Default exists and the Company has certified in writing to the Collateral Agent that no Event of Default exists may appoint a successor to such separate agent or co-agent, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 30 days after it receives a written request from the Collateral Agent to do so, or if a Notice of Acceleration is in effect, the Collateral Agent with consent of Applicable Directing Parties (not to be unreasonably withheld) shall have the power to accept the resignation of or remove any such separate agent or co-agent and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in such contingency. If the Collateral Agent shall have appointed a separate agent or separate agents or co-agent or co-agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate agent or co-agent and the successor to any such separate agent or co-agent shall be appointed by the Collateral Agent with consent of Applicable Directing Parties (not to be unreasonably withheld);

(vi)such separate agent or co-agent shall act as bailee and agent for and on behalf of the Collateral Agent in order to perfect any Liens on the Collateral; and

(vii)all fees, expenses and indemnity obligations owed to such separate agent or co‑agent shall be entitled to share ratably with the Collateral Agent Fees in the allocation of payments described in Section 3.5.

(c)    Each separate agent and co-agent shall and agrees to (i) hold all Collateral in its possession (or which it controls or which is registered in its name) for the benefit of and as agent for perfection of and bailee for the Collateral Agent and to perfect the security interest in and Liens on such Collateral created by the Security Documents to which it is a party, including to the extent that possession or control is taken to perfect a Lien thereon under the UCC (such bailment being intended, among other things, to satisfy the requirements of Section 8-301, 9-106 and 9-313 of the UCC), and (ii) comply with instructions and entitlement orders originated by the Collateral Agent with respect to the Collateral without further consent by the Company or any other Grantors, and the Collateral Agent agrees not to deliver any such instructions and orders unless instructed to do so by the Applicable Directing Parties.

5.10    Treatment of Payee or Indorsee by Collateral Agent; Representatives of Secured Parties. The Collateral Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

SECTION 6
MISCELLANEOUS

6.1    Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Grantors, the Collateral Agent, the Applicable Directing Parties and any Primary Holder Representative shall be given in writing or by electronic transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or when transmitted by electronic transmission, to an electronic mail address or by other means of electronic delivery (and, in the case of electronic delivery, followed by telephonic or electronic notice of receipt) addressed (i) if to any Grantor or the Collateral Agent, to such party at its address specified on the signature pages hereof or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 6.1 to the party sending such communication or (ii) if to any Primary Holder Representative, to it at its address specified from time to time in the list provided by the Company to the Collateral Agent pursuant to Section 4.2; provided that any notice, request or demand to the Collateral Agent shall not be effective until received by the Collateral Agent in writing or by facsimile transmission in the office designated by it pursuant to this Section 6.1.

6.2    No Waivers. No failure on the part of the Collateral Agent, any co‑agent, any separate agent, the Applicable Directing Parties, any Primary Holder Representative or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Security Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.3    Amendments, Supplements and Waivers.
(a)    With the written consent of the Applicable Directing Parties, the Collateral Agent and the Grantors may, from time to time, enter into written agreements supplemental hereto or to any other Security Document for the purpose of adding to, or waiving any provisions of, this

Agreement or any other Security Document or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Grantors hereunder or thereunder; provided that no such supplemental agreement shall (i) amend, modify or waive any provision of this Section 6.3 without the written consent of the Primary Holder Representatives for each Class of Primary Secured Obligations then outstanding, (ii) amend the definition of Applicable Directing Parties or any use of such defined term in this Agreement, in each case without the consent of each Primary Holder Representative, (iii) reduce the percentages or change the numbers specified in the definition of Majority Class Holders and Instructing Secured Parties or amend, modify or waive any provision of Section 3.5 or the definition of Secured Obligations or otherwise change the relative rights of the Secured Parties under this Agreement in respect of payments or Collateral without the written consent of holders constituting the Majority Class Holders of each Class whose rights would be adversely affected thereby, (iv) amend, modify or waive any provision of Section 8 without the consent of each Primary Holder Representative with respect to each Class of Primary Secured Obligations then outstanding, but only if the relative rights of the holders of such Class would be adversely affected thereby, or (v) amend, modify or waive any provision of Section 3, 4 or 5 or otherwise alter the duties, rights or obligations of the Collateral Agent without the written consent of the Collateral Agent. Any such supplemental agreement shall be binding upon the Grantors, each Primary Holder Representative, the Secured Parties and the Collateral Agent and their respective successors and assigns. No consent of the Grantors shall be required for any amendment, waiver or supplement to this Agreement except for amendments, waivers and supplements that would reasonably be expected to adversely impact any of the Grantors.

(b)    Notwithstanding the foregoing, solely with the consent of the Applicable Directing Parties (and without the consent of any other Secured Party), the Collateral Agent and any of the Grantors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any other Security Document, in form satisfactory to the Applicable Directing Parties and acceptable to Collateral Agent, (i) to add to the covenants of such Grantor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon such Grantor or add to the rights or benefits of the Secured Parties; (ii) to mortgage or pledge to the Collateral Agent, or grant a security interest in favor of the Collateral Agent in, any property or assets as additional security for the Secured Obligations or to preserve, perfect or establish any liens on the Collateral to secure the Secured Obligations or the rights of the Collateral Agent with respect thereto; (iii) to conform to any Applicable Law or to advice given by special or local counsel; (iv) to cure any ambiguity, to correct or supplement any provision herein or in any other Security Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (iv) shall not adversely affect the interests of the Secured Parties; (v) to secure additional Secured Obligations otherwise permitted to be secured by the Collateral pursuant to the Secured Instruments; or (vi) to provide for the assumption of the Company's or any Grantor's obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Grantor's assets, as applicable.

(c)    For purposes of voting under this Agreement, Secured Obligations registered in the name of or beneficially owned by the Company or any Affiliated Entity of the Company will be deemed not to be outstanding.

6.4    Holders of Hedging Obligations.

(a)    The benefit of certain provisions of this Agreement and the other Security Documents relating to the Collateral or otherwise shall extend to and be available in respect of the Hedging Obligations solely on the condition and understanding, as among the Collateral Agent and the Primary Holder Representatives and all Secured Parties, that (i) the Secured Hedge Providers shall be entitled to the benefit of the Security Documents and the Collateral to the extent expressly set forth in this Agreement and the other Security Documents and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Hedging Obligations and the Collateral on behalf of and as agent for the Secured Hedge Providers, but the Collateral Agent shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any Secured Hedge Provider, (ii) all matters, acts and omissions relating in any manner to the Security Documents, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Security Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Hedging Obligation, (iii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Security Documents, by the Collateral Agent (at the direction of the relevant Applicable Directing Parties, Secured Parties or Primary Holder Representatives), which shall be entitled to act in accordance with the terms of this Agreement without any duty or liability to any other Secured Party or as to any Hedging Obligation and without regard to whether any Hedging Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (iv) except as provided in Sections 2.1(a) and 2.1(c), no Secured Hedge Provider and no other Secured Party (except the Primary Holder Representatives to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the other Security Documents and (v) no holder of Hedging Obligations shall be entitled to any rights under this Agreement and the other Security Documents other than for such Hedging Obligations to be secured by the Collateral to the extent set forth in this Agreement and the other Security Documents and for the application of moneys held in the Collateral Account in accordance with Section 3.5. For the avoidance of doubt, upon payment in full of the Primary Secured Obligations, the Collateral Agent shall not be required to recognize the rights of any holder of Hedging Obligations other than those specified in clause (v) above unless and until the holders of Hedging Obligations have executed and delivered to the Collateral Agent such joinder agreements in form and substance acceptable to the Collateral Agent pursuant to which such holders have become parties to this Agreement and have agreed to the rights, obligations, exculpations (including the right to act only upon direction from such holders or such designated portion thereof) of the Collateral Agent hereunder.

(b)    Following payment in full of the Primary Secured Obligations, the Hedging Obligations shall continue to be secured by the Collateral to the extent set forth in this Agreement and the other Security Documents and entitled to the application of moneys held in the Collateral Account in accordance with Section 3.5 if (i) either (A) a Notice of Acceleration is in effect at the time of such payment in full or (B) remedies were exercised against the Collateral and (ii) either (A) the holder of such Hedging Obligations has not received notice of such Notice of Acceleration or (B) the Hedging Agreement under which such Hedging Obligations arose has not been terminated. In addition, upon payment in full of all Primary Secured Obligations, holders of any Hedging Obligations shall have the right to, and at the request of the Collateral Agent shall, appoint a replacement collateral agent (or in the alternative, may agree to act as collateral agent hereunder).

(c)    Notwithstanding anything herein to the contrary, any holder of any Hedging Obligation may, by written notice to the Collateral Agent and the Company, designate such Hedging Obligation as no longer being secured by the Lien of the Security Documents, whereupon, such Hedging Obligation shall cease to constitute a Hedging Obligation hereunder.

6.5    Headings. The table of contents and the headings of sections have been included herein and in the other Security Documents for convenience only and should not be considered in interpreting this Agreement or the other Security Documents.

6.6    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7    Successors and Assigns; Third Party Beneficiaries.
(a)    This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the Indemnified Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

(b)    Each of the Indemnified Parties is a third-party beneficiary of this Agreement.

6.8    Currency Conversions. In calculating the amount of Secured Obligations or Collateral proceeds for any purpose hereunder, including, without limitation, voting or distribution purposes, the amount of any Secured Obligation or any such proceeds which is denominated in a currency other than Dollars shall be converted into Dollars.

6.9    Acknowledgements. Each Grantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Security Documents and the other Secured Instruments to which it is a party;

(b)    neither the Collateral Agent nor any Primary Holder Representative or other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, any of the other Security Documents and the other Secured Instruments, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Security Documents or Secured Instruments or otherwise exists by virtue of the transactions contemplated hereby among the

Secured Parties or among the Grantors and the Secured Parties.

6.10    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. To the extent that the Collateral Account is deemed or construed to be a “deposit account” under the UCC, the parties hereto agree pursuant to §9-304 of the UCC that New York is the “jurisdiction”  of JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent hereunder, for purposes of Article 9 of the New York Uniform Commercial Code.

6.11    Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

6.12    Termination and Release.
(a)    Upon the termination of, and satisfaction in full of all of the obligations under, a Class of Primary Secured Obligations (other than contingent indemnification obligations), the applicable Primary Holder Representative shall promptly provide written notice to the Collateral Agent stating that the conditions for release of Collateral under the Primary Secured Instruments for such Class have been satisfied. Upon the Collateral Agent's receipt of such written notice from the Primary Holder Representative of a Class of Primary Secured Obligations, the Secured Obligations under such Class shall no longer be secured by the Collateral. Upon the Collateral Agent's (i) receipt of such written notice from all Primary Holder Representatives and (ii) confirmation of payment in full of all Collateral Agent Fees, the security interests created by the Security Documents shall terminate forthwith and all right, title and interest of the Collateral Agent in and to the Collateral shall revert to the Grantors, their successors and assigns.

(b)    Upon the termination of the Collateral Agent's security interest and the release of the Collateral in accordance with Section 6.12(a), the Collateral Agent will promptly, at the Company's written request and expense (and in any event within 2 Business Days after receipt of such request), (i) execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Grantors all property of the Grantors then held by the Collateral Agent or any agent thereof.

(c)    So long as no Notice of Acceleration shall be in effect, upon the sale or other Disposition of all the Capital Stock of a Grantor to any Person (other than the Company or any other Loan Party) in a transaction permitted (or not prohibited, as the case may be) by all the Primary Secured Instruments: (i) such Grantor and each Subsidiary of such Grantor which is included in such sale or other Disposition (such Grantor and each such Subsidiary being referred to herein as “Included Grantors”) shall cease to be a Grantor hereunder or a party to any Security Document and shall be released automatically from its obligations pursuant hereto and thereto, (ii) the security interests created by the Security Documents entered into by such Included Grantors in all right, title and interest of such Included Grantors in the Collateral, and the security interests created by the Security Documents in the Capital Stock of such Included Grantors, shall terminate automatically, in each case only with respect to such Included Grantors and such Capital Stock (subject to any requirement with respect to the retention of Proceeds of such sale or other Disposition subject to this Agreement or any other Security Document) and (iii) any obligations of such Included Grantors shall, unless otherwise expressly notified by the Company to the Collateral Agent and the Applicable Directing Parties in writing, automatically cease to be Secured Obligations. Upon any such termination and receipt by the Collateral Agent of a certificate from the Company or the relevant Grantor stating that such sale or other Disposition is to a Person other than the Company or any other Loan Party in a transaction permitted or not prohibited, as the case may be, by the Primary Secured Instruments, the Collateral Agent will promptly, at the Company's request and expense (and in any event within 2 Business Days after receipt of such request), (x) execute and deliver to the Company and such Included Grantors (and the Grantor that pledged such Capital Stock under the Security Documents) such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of such Collateral, (y) deliver or cause to be delivered to such Included Grantors all property of such Included Grantors then held by the Collateral Agent or any agent thereof and (z) deliver such Capital Stock to the Grantor that pledged such Capital Stock under the Security Documents. A copy of any certificate by a Grantor to the Collateral Agent under this Section 6.12(c) shall be sent simultaneously to the Applicable Directing Parties. The Company and the Grantors hereby agree to hold in escrow any Collateral delivered to the Company or the Grantors, as applicable, by the Collateral Agent pursuant to this Section 6.12(c).

(d)    Upon receipt by the Collateral Agent of written notices from each Primary Holder Representative directing the Collateral Agent to cause the Liens on a portion or all of the Collateral identified in such notice to be released and discharged, the security interests created by the Security Documents in such Collateral shall terminate forthwith and all right, title and interest of the Collateral Agent in and to such Collateral shall revert to the Grantors, their successors and assigns.

(e)    So long as no Notice of Acceleration shall be in effect, upon receipt by the Collateral Agent of written certification from the Company (and in any event within 2 Business Days after receipt of such request) that physical possession of any Grantor's property then held by the Collateral Agent or any agent thereof or any separate agent or co-agent (including any promissory notes and related transfer documents, if any, constituting part of any Collateral) is necessary or customary to enforce (or would otherwise facilitate enforcement of) such Grantor's remedies (or actions in lieu of the exercise of enforcement) against counterparties, or for the purpose of correction of defects, if any, under or in relation to any Collateral, or for the purpose of exchanging stock certificates or instruments for other stock certificates or instruments in a transaction not constituting a sale or disposition, the Collateral Agent shall (i) cause to be delivered in escrow such property to such Grantor, the Company or its agents pending any enforcement action, exercise of rights or other customary actions in lieu of enforcement or for the purpose of correction of defects, if any, or loan (or other asset) administration and servicing, in each case in respect of any such promissory notes and related Collateral, and (ii) execute and deliver such documents (in form and substance reasonably satisfactory to the Collateral Agent and the Company), and take such other actions in connection with such escrowed release as such Grantor or the Company may reasonably request in writing; it being understood that the delivery of any such property shall not constitute a release of the Collateral and any Proceeds received by such Grantor upon any such enforcement shall be subject to this Agreement and the other Security Documents. A copy of any certificate by a Grantor or the Company to the Collateral Agent under this Section 6.12(e) shall be sent simultaneously to the Applicable Directing Parties. The Company and the Grantors hereby agree to hold in escrow any Collateral delivered to the Company or the Grantors, as applicable, by the Collateral Agent pursuant to this Section 6.12(e).

(f)    So long as no Notice of Acceleration shall be in effect, upon the sale or other Disposition of Collateral to a third party or other monetization (other than a payment or prepayment), in each case, in a transaction in which such third party is not a Loan Party (a “Third Party Sale”) and which transaction is permitted or not prohibited by all the Primary Secured Instruments, the security interests created by the Security Documents in such Collateral (but not the Proceeds thereof) shall terminate automatically, and the Company or applicable Grantor shall promptly provide the Collateral Agent with written certification that such sale or other Disposition has occurred and is permitted or not prohibited by all the Primary Secured Instruments. Upon receipt by the Collateral Agent of a notice  from the Company or other Grantor that such Grantor has entered or intends to enter into a binding contract for a Third Party Sale of Collateral, the Collateral Agent shall, promptly upon receipt of such notice (and in any event within 2 Business Days after receipt of such notice), at such Grantor's or the Company's expense, (i) execute and deliver within 5 Business Days prior to the date of the contemplated closing under such Third Party Sale as notified by the Company or such Grantor, such documents (in form and substance reasonably satisfactory to the Collateral Agent and the Grantors) as such Grantor or the Company shall reasonably request to evidence the termination of the security interest and Lien in, and release of, such Collateral upon completion of such Third Party Sale (subject to any requirement with respect to retention of the Proceeds of such Third Party Sale subject to this Agreement or any other Security Document) and (ii) deliver, or cause to be delivered within 5 Business Days prior to the date of the contemplated closing under such Third Party Sale as notified by the Company or such Grantor, for release only upon completion of such Third Party Sale, to such Grantor or the Company all property (including any promissory notes and related transfer documents), if any, constituting part of such Collateral (and any related collateral) then held by the Collateral Agent or any agent thereof. A copy of any certificate by a Grantor or the Company to the Collateral Agent under this Section 6.12(f) shall be sent simultaneously to the Primary Holder Representatives. The Company and the Grantors hereby agree to hold in escrow at all times prior to the closing under the applicable Third Party Sale any Collateral delivered to the Company or the Grantors, as applicable, by the Collateral Agent pursuant to this Section 6.12(f).

(g)    Upon receipt by the Collateral Agent of written certification from the Company that such Grantor has received, or has received notice that it will receive, a payment or prepayment in satisfaction or settlement in respect of any portion of the Collateral, the Collateral Agent shall promptly at the Company's request and expense (and in any event within 2 Business Days after receipt of such request), and as long as no Notice of Acceleration is then in effect (i) execute and deliver, for release only upon receipt by the applicable Grantor of such payment or prepayment in satisfaction or settlement, such documents (in form and substance reasonably satisfactory to the Collateral Agent and the Grantors) as the Company shall reasonably request to evidence termination of the security interest and Lien in, and release of, such portion of Collateral (subject to any requirement with respect to retention of the Proceeds of such payment or prepayment under this Agreement or any other Security Documents) and (ii) deliver, or cause to be delivered, for release only upon receipt of such payment or prepayment in satisfaction or settlement, to the Company all property (including any promissory notes and related transfer documents), if any, constituting part of such Collateral (and any related collateral) then held by the Collateral Agent or any agent thereof. A copy of any certificate by a Grantor or the Company to the Collateral Agent under this Section 6.12(g) shall be sent simultaneously to the Applicable Directing Parties. The Company and the Grantors hereby agree to hold in escrow any Collateral delivered to the Company or the Grantors, as applicable, by the Collateral Agent pursuant to this Section 6.12(g).

(h)    Notwithstanding anything to the contrary contained in any Security Document, the Lien granted under the Security Documents shall not extend to any Excluded Assets during the time that such assets constitute Excluded Assets, but shall promptly attach thereto if at any time such assets no longer constitute Excluded Assets.

(i)    This Agreement shall terminate when the security interests granted under each of the other Security Documents or otherwise in favor of the Secured Parties have terminated and the Collateral has been released as provided in this Section 6.12; provided that the provisions of Sections 4.3, 4.4, 4.5, 4.6 and 4.7 as related to the reimbursement of expenses and costs of the Collateral Agent, the indemnities of the Collateral Agent and priority Liens of the Collateral Agent and Sections 5.1, 5.2, 5.4 as related to exculpations and limitations of the duties and obligations of the Collateral Agent, shall not be affected by any such termination.

(j)    Notwithstanding any release to the Company of amounts from the Collateral Account pursuant to Section 2.11(b) or the release of any security interest or lien pursuant to this Section 6.12, the Grantors and their assets will remain subject to the terms of the Secured Instruments, and the released amounts and other assets may not be applied except as permitted under the Secured Instruments.

6.13    New Grantors. During the term of this Agreement, one or more additional Subsidiaries may become a party to this Agreement by executing a joinder agreement, substantially in the form of Exhibit B, whereupon such Subsidiary shall become a Grantor for all purposes and to the same extent as if originally a party hereto and shall be bound by this Agreement. Such Subsidiary shall comply with the applicable requirements of each Secured Instrument to which it is a party with respect to the creation and perfection of security interests in the Collateral in which it has rights. All obligations of the Grantors under this Agreement, including Grantors that become parties hereto after the Effective Date, are joint and several.

6.14    Inspection by Regulatory Agencies. The Collateral Agent shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Agreement to make available, all Collateral in such Person's possession at all times for inspection by the auditor of a Grantor or any regulatory agency having jurisdiction over any Grantor to the extent required by such regulatory agency in its discretion.

6.15    Confidentiality. The Collateral Agent agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Law or by any subpoena or similar legal process, (d) to any other Secured Party, (e) in connection with the exercise of any remedies hereunder or under any other Secured Instrument or any action or proceeding relating to this Agreement or any other Secured Instrument or the enforcement of rights hereunder or thereunder, (f) with the consent of the Company or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Collateral Agent or any of its Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Collateral Agent on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided that, in the case of information received from the Company or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
6.16    Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)    to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(c)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this section any special, exemplary, punitive or consequential damages.

6.17    WAIVERS OF JURY TRIAL. THE COLLATERAL AGENT AND EACH OF THE GRANTORS AND OTHER SECURED PARTIES PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.18    Primary Holder Representatives' Rights and Protections. With respect to any action taken, permitted or required to be taken, or not taken by the Term Loan Representative or the Revolver Representative under this Agreement, whether as an Applicable Directing Party or otherwise, the conduct of the Term Loan Representative and the Revolver Representative shall be governed by the applicable Credit Agreement, and the Term Loan Representative and the Revolver Representative shall have the same rights and be entitled to the same protections and immunities as are set forth in the applicable Credit Agreement with respect to actions or inaction by it thereunder, as applicable.

SECTION 7
DESIGNATION OF SECURED OBLIGATIONS

7.1    Designations of Secured Obligations. The Company may at any time and from time to time designate additional obligations (whether outstanding on the date of such designation or on a prospective “when issued basis”) as obligations that are secured by the Collateral pursuant to this Agreement in accordance with this Section 7 (it being understood that if such notice is prospective such designation is contingent upon the issuance or incurrence of the related obligations) if and only if such obligations (i) Refinance any or all of the Revolving Credit Agreement Obligations or Term Loan Obligations in a Qualifying Refinancing or (ii) are Designated Indebtedness Obligations.

7.2    Designation of Refinancing Debt and Designated Indebtedness. Upon receipt by the Collateral Agent of a written certification from a Responsible Officer of the Company, substantially in the form of Exhibit C (each a “Notice of Designation”) (i) identifying the obligations it is designating as “Refinancing Debt” or “Designated Indebtedness”, as applicable, under this Agreement, (ii) identifying the Primary Holder Representative with respect thereto, (iii) in the case of Refinancing Debt, designating whether such Refinancing Debt will be classified as Revolving Credit Agreement Obligations or Term Loan Obligations, (iv) stating that the incurrence and designation of such Indebtedness or financial accommodation as Refinancing Debt or Designated Indebtedness hereunder is permitted, or is not prohibited, as the case may be, by the Primary Secured Instruments, and (v) in the case of Refinancing Debt, certifying that such Refinancing is a Qualifying Refinancing, such Indebtedness or other financial accommodation will become “Refinancing Debt” hereunder. No such designation shall be effective unless and until the Company and such Primary Holder Representative shall have executed and delivered to the Collateral Agent a joinder agreement in form and substance reasonably satisfactory to the Collateral Agent (each such agreement, a “Designated Indebtedness Joinder Agreement”), appropriately completed and duly executed and delivered by each party thereto, pursuant to which such Primary Holder Representative (or, if there is no Primary Holder Representative, such holder) shall have become a party hereto and assumed the obligations of a Primary Holder Representative (or holder) hereunder and under the Security Agreement, as applicable.

7.3     Termination of Designation. Once designated as secured pursuant to this Section 7, the relevant Secured Obligations shall remain secured pursuant to this Agreement until the first to occur of (i) the termination of this Agreement in accordance with Section 6.12, (ii) the payment in full of such Secured Obligations (other than contingent indemnification obligations a claim for which has not been asserted) and (iii) the delivery to the Collateral Agent of the written consent of the relevant Primary Holder Representative or Secured Party to the release of the security interest in the Collateral securing such Secured Obligations.

SECTION 8
PROVISIONS RELATING TO SECURED OBLIGATIONS

Each Secured Party shall be bound by the following terms:
8.1    Controlling Agreement. The Collateral Agent shall be the secured party under the Security Documents and shall hold the Collateral for the benefit of all the Secured Parties. The provisions contained herein concerning the Collateral and Proceeds shall be controlling, notwithstanding the terms of any agreement between any Secured Party and any Grantor under any other document or instrument between such parties, whether or not any bankruptcy or other insolvency proceeding shall at any time have been commenced with respect to any Grantor.

8.2    Incorrect Distribution. If any Secured Party receives any Proceeds of Collateral or any other Collections in an amount in excess of the amount such Person is entitled to receive under the terms hereof, such Person shall (a) hold such excess amount in trust for the benefit of the Collateral Agent until paid over to the Collateral Agent and (b) shall promptly pay such excess amount to the Collateral Agent. The Collateral Agent shall promptly distribute the amount so received in accordance with the terms of Section 3.5.

8.3    Return of Monies. If at any time payment, in whole or in part, of any Collections distributed hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent or by any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such Monies agrees, upon demand, to return the portion of such Monies it has received to the Person responsible for restoring or returning such Monies; provided that the Term Loan Representative and the Revolver Representative shall not be required to return any such Monies that have been distributed by the Term Loan Representative or the Revolver Representative to the Lenders, as applicable, or to other third parties, or are otherwise no longer in the possession of the Term Loan Representative or the Revolver Representative in their capacity as administrative agent.

8.4    Parties Having Other Relationships. Each Secured Party acknowledges and agrees that now and in the future the other Secured Parties or their respective Affiliates may lend to the Company or any of its Subsidiary Entities on a basis other than as covered by this Agreement or may accept deposits from, act as trustee under indentures of, act as servicing bank, cash management bank or any similar function under any credit relationship with, and generally engage in any kind of business with the Company or any of its Subsidiaries, all as if such Person were not a party to this Agreement. Except as set forth herein, each Secured Party acknowledges that the other Secured Parties and their respective Affiliates may exercise all contractual and legal rights and remedies which may exist from time to time with respect to such other existing and future relationships without any duty to account therefor to the other Secured Parties except as necessary to establish compliance with the provisions of this Agreement.

8.5    Waivers of Rights. Except as otherwise expressly set forth herein, so long as any of the Secured Obligations remain unpaid, the Secured Parties hereby agree to refrain from exercising any and all rights each may individually (i.e., other than through the Collateral Agent) now or hereafter have applicable to the Collateral or to exercise any right pursuant to the Security Documents or the UCC as in effect in any applicable jurisdiction or under similar provisions of the laws of any jurisdiction or under any bankruptcy or other insolvency laws or otherwise dispose of or retain any of the Collateral. The Secured Parties hereby agree not to take any action whatsoever to enforce any term or provision of the Security Documents or to enforce any right with respect to the Collateral, in conflict with this Agreement or the terms and provisions of the other Security Documents.

8.6    Permitted Exercise of other Rights. Except as otherwise specifically provided in this Section 8, each Secured Party shall have all the rights and remedies available to it under the Secured Instruments which are not Security Documents to which they are a party upon the occurrence of a default or an event of default, each as defined in the relevant Secured Instrument, or at any other time, and without limiting the generality of the foregoing, each Secured Party shall have the independent right, exercised in accordance with the applicable Secured Instruments and applicable law, to do any of the following:

(a)    accelerate payment of the Secured Obligations owing to such Secured Party pursuant to the Secured Instruments (other than this Agreement and the other Security Documents) to which such Secured Party is a party;

(b)    institute suit against any Grantor: (i) under the terms of the applicable Secured Instruments (excluding this Agreement and the other Security Documents) for collection of the amounts owing thereunder or (ii) seeking an injunction, restraining order or any other similar remedy;

(c)    seek the appointment of a receiver for any Grantor (but not any of the Collateral);

(d)    file an involuntary petition under any bankruptcy or insolvency laws against any Grantor or file a proof of claim in any Insolvency Proceeding;

(e)    during any Insolvency Proceeding of any Grantor, retain the right to vote; or

(f)    take any other enforcement action with respect to any default or event of default pursuant to and in accordance with the Secured Instruments (other than this Agreement and the other Security Documents) to which it is a party.

For the avoidance of doubt, after commencement of an Insolvency Proceeding, no individual Secured Party shall have the right to consent or object to (i) a proposed use, sale or lease of Collateral, (ii) any request for, or proposed agreement regarding, the provision of adequate protection or (iii) any request for, or proposed agreement regarding, the use of cash collateral (as defined in the Bankruptcy Code), in each case, to which the Instructing Secured Parties have agreed. In the absence of agreement by all Primary Holder Representatives, the rights of each individual Secured Party with respect to the matters described in clauses (i) through (iii) of the immediately preceding sentence are reserved.

8.7    Amendment and Modification of Secured Instruments.
The holders of any Secured Obligations and the related Primary Holder Representative may, at any time and from time to time, without the consent of or notice to the holders of any other Secured Obligations or other Primary Holder Representative, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Secured Obligations, or otherwise amend, modify, waive or supplement in any manner such Secured Obligations, or any instrument evidencing such Secured Obligations or any agreement under which such Secured Obligations are outstanding including, without limitation, increasing the principal amount thereof and/or the applicable margin or similar component of interest rate thereof.
8.8    Secured Obligations Unconditional. All rights and interests of the Secured Parties hereunder, and all agreements and obligations of the Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any Secured Instrument;

(b)    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Secured Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Secured Instrument;

(c)    any exchange, release, voiding, avoidance or non-perfection of any Lien in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing of all or any portion of the Secured Obligations or any guarantee or guaranty thereof;

(d)    the commencement or discharge of any Insolvency Proceeding; or

(e)    any other circumstances other than repayment of the outstanding Secured Obligations (other than contingent indemnification obligations) that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or any Secured Party in respect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
AMERICAN CAPITAL, LTD.

By:__/s/ John R. Erickson_________________
Name: John R. Erickson
Title: President, Structured Finance and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:__/s/ Lauren Gubkin_____________________
Name: Lauren Gubkin
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as the Revolver Representative

By:__/s/ Lauren Gubkin_____________________
Name: Lauren Gubkin
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as the Term Loan Representative

By:__/s/ Lauren Gubkin_____________________
Name: Lauren Gubkin
Title: Vice President

ANNEX I
Security Documents

1.	Security Agreement, dated as of August 22, 2012, made by American Capital, Ltd. and certain of its Subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Collateral Agent.

2.	Grant of Security Interest in Trademark Rights, effective as of August 22, 2012, made by American Capital, Ltd. in favor of JPMorgan Chase Bank, N.A., as Collateral Agent.

3.	Control agreements listed below:
Securities Account Control Agreements

a)
Securities Account Control Agreement, dated as of [___], 2012, among the Company, the Collateral Agent and Deutsche Bank Alex. Brown, a division of Deutsche Bank Securities Inc., as securities intermediary

b)	Notification and Control Agreement, dated as of [___], 2012, among the Company, the Collateral Agent and Wells Fargo Bank, N.A., as securities intermediary

c)	Securities Account Control Agreement, dated as of August [___], 2012, among the Company, the Collateral Agent and Wells Fargo Securities, LLC, as securities intermediary

d)	Pledged Collateral Account Agreement, dated as of [___], 2012, among the Company, the Collateral Agent and Oppenheimer Trust Company, as securities intermediary
Deposit Account Control Agreements

a)	Blocked Account Control Agreement, dated as of [___], 2012, among the Company, the Collateral Agent and JPMorgan Chase Bank, N.A., as depositary bank

b)	Blocked Account Control Agreement, dated as of [___], 2012, among the Company, the Collateral Agent and JPMorgan Chase Bank, N.A., as depositary bank

c)	Clearing Account Agreement, dated as of [___], 2012, among the Company, the Collateral Agent and Capital One, N.A., as depositary bank

d)	Account Control Agreement, dated as of [___], 2012, among the Company, the Collateral Agent and Capital One, N.A., as depositary bank

e)	Deposit Account Control Agreement, dated as of [___], 2012, among the Company, the Collateral Agent and Wells Fargo Bank, National Association, as depositary bank

Bailee Letters

a)	Collateral Access Agreement, dated as of August [___], 2012, among the Company, the Collateral Agent and PNC Bank, National Association, as custodian

b)	Collateral Access Agreement, dated as of August [___], 2012, among the Company, the Collateral Agent and Wells Fargo Bank, National Association, as custodian.

4.
Collateral Agency and Intercreditor Agreement, dated as of August [___], 2012, among American Capital, Ltd., certain of its Subsidiaries, JPMorgan Chase Bank, N.A., as Revolver Representative, JPMorgan Chase Bank, N.A., as Term Loan Representative and JPMorgan Chase Bank, N.A., as Collateral Agent.

EXHIBIT A

FORM OF NOTICE OF ACCELERATION
[Date]

To:	_________________, as Collateral Agent

Re:
Collateral Agency and Intercreditor Agreement, dated as of [___], 2012 among American Capital, Ltd. (the “Company”), the subsidiaries of the Company parties thereto, JPMorgan Chase Bank, N.A., as Revolver Representative, JPMorgan Chase Bank, N.A., as Term Loan Representative and JPMorgan Chase Bank, N.A., as Collateral Agent (the “Agreement”).

[The [Revolving Credit Agreement Obligations] [Term Loan Obligations] have not been paid in full at the stated final maturity and any applicable grace period has expired.] [An Event of Default has occurred and is continuing under the provisions of and as defined in [Credit Agreement] [Designated Indebtedness Documents] and, as a result thereof, all Secured Obligations outstanding thereunder have become (or have been declared to be) due and payable in accordance with the terms of such Primary Secured Instrument and have not been paid in full or, in the case of any reimbursement obligation in respect of an outstanding letter of credit or similar instrument, a requirement for cash collateralization has not been satisfied as of the time such requirement is to be satisfied pursuant to [Credit Agreement] [Designated Indebtedness Documents]. [An Insolvency Proceeding has been commenced.]
Unless otherwise provided herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF Primary Holder Representative], as Primary Holder Representative By:_______________________________ Name: Title:

EXHIBIT B

FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT, dated as of ________ __, 2012, made by _________________, a _________________ corporation (the “New Grantor”) in favor of _________________, a __________, as Collateral Agent under the Agreement referred to below (in such capacity, the “Collateral Agent”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.
W I T N E S S E T H:
WHEREAS, American Capital, Ltd., a Delaware corporation (the “Company”), certain subsidiaries of the Company (together with the Company, the “Grantors”), JPMorgan Chase Bank, N.A., as Revolver Representative, JPMorgan Chase Bank, N.A., as Term Loan Representative and the Collateral Agent have entered into the Collateral Agency and Intercreditor Agreement, dated as of [___], 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and
WHEREAS, the New Grantor desires to become a party to the Agreement in accordance with Section 6.13 of the Agreement;
NOW, THEREFORE, IT IS AGREED:
1.Agreement. By executing and delivering this Joinder Agreement, the New Grantor hereby becomes a party to the Agreement as a “Grantor” thereunder and, without limiting the foregoing, hereby expressly assumes all obligations and liabilities of a “Grantor” thereunder.
2.    GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[NEW GRANTOR] By: _______________________________ Name: Title: Address for Notices: Fax:

EXHIBIT C

FORM OF NOTICE OF DESIGNATION
[Date]

To:	_________________, as Collateral Agent

Re:
Collateral Agency and Intercreditor Agreement, dated as of [___], 2012, among American Capital, Ltd. (the “Company”), the subsidiaries of the Company parties thereto, JPMorgan Chase Bank, N.A., as Revolver Representative, JPMorgan Chase Bank, N.A., as Term Loan Representative and JPMorgan Chase Bank, N.A., as Collateral Agent (the “Agreement”).

Pursuant to Section 7.2 of the Agreement, the Company hereby designates [identify obligations] as [“Refinancing Debt”]/[“Designated Indebtedness”] under the Agreement. [The Company hereby represents, warrants and certifies that such Refinancing is a Qualifying Refinancing]. The Primary Holder Representative with respect to such [Refinancing Debt]/[Designated Indebtedness] shall be ________________.
[Such Refinancing Debt shall be classified as [___________________________].]
The incurrence and designation of such obligations as provided above is permitted or is not prohibited, as the case may be, by the Primary Secured Instruments.
Terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

AMERICAN CAPITAL, LTD. By:_______________________________ Name: Title: